Pricing Term Sheet

Dated September 13, 2021

The Bank of Nova Scotia

US$600,000,000 SENIOR FLOATING RATE NOTES DUE 2023 (Bail-inable notes)

US$300,000,000 SENIOR FLOATING RATE NOTES DUE 2026 (Bail-inable notes)

US$1,100,000,000 0.400% SENIOR NOTES DUE 2023 (Bail-inable notes)

US$900,000,000 1.300% SENIOR NOTES DUE 2026 (Bail-inable notes)

US$600,000,000 SENIOR FLOATING RATE NOTES DUE 2023 (Bail-inable notes)

Issuer:	The Bank of Nova Scotia (the “Bank”)

Title of Securities:	Senior Floating Rate Notes due 2023 (Bail-inable notes) (the “2023 Floating Rate Notes” and together with the 2026 Floating Rate Notes (as defined herein), the “Floating Rate Notes”)

Issuer Ratings:*	A2 / A+ / AA- (Moody’s / S&P / Fitch)

Expected Security Ratings:*	A2 / A- / AA- (Moody’s / S&P / Fitch)

Principal Amount:	US$600,000,000

Trade Date:	September 13, 2021

Settlement Date:	September 15, 2021 (T+2)

Maturity Date:	September 15, 2023

Price to Public:	100.000%, plus accrued interest, if any, from the start of the initial Interest Period to the date of delivery.

Net Proceeds to the Bank After Commissions and Before Expenses:	US$599,100,000

Interest Rate:	The interest rate on the Floating Rate Notes for each Interest Period will be equal to Compounded SOFR plus the Margin (the “Interest Rate”).

Compounded SOFR:	A compounded average of daily Secured Overnight Financing Rate (“SOFR”) determined by reference to the SOFR Index (as defined in the preliminary prospectus supplement to which this offering of Floating Rate Notes relates (the “Preliminary Prospectus Supplement”)) for each quarterly Interest Period in accordance with the specific formula described under “Details of the Offering—Interest—Floating Rate Notes—Compounded SOFR” in the Preliminary Prospectus Supplement.

Margin:	+26 basis points (the “Margin”)

Interest Payment Dates:	March 15, June 15, September 15, and December 15 of each year, commencing on December 15, 2021 (each, an “Interest Payment Date”).

Interest Period:	The period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing September 15, 2021) to, but excluding, the next succeeding Interest Payment Date, and in the case of the last such period, from and including the Interest Payment Date immediately preceding the Maturity Date or the Redemption Date to but excluding such Maturity Date or Redemption Date (the “Interest Period”).

Interest Payment Determination Dates:	The date two U.S. Government Securities Business Days before each Interest Payment Date.

Observation Period:	In respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date or Redemption Date).

Interest Calculation:	The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be calculated by the Calculation Agent and will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. See “Details of the Offering—Interest—Floating Rate Notes—Compounded SOFR” in the Preliminary Prospectus Supplement. In no event will the interest on the Floating Rate Notes be less than zero.

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities (each, a “U.S. Government Securities Business Day”).

Day Count:	Actual/360

Business Day Convention:	Modified Following, Adjusted

Calculation Agent:	Computershare Trust Company, N.A.

Canadian Bail-in Powers Acknowledgement:	Yes. The Floating Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP / ISIN:	0641598L3 / US0641598L36

Joint Book-Running Managers:	Scotia Capital (USA) Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Loop Capital Markets LLC CastleOak Securities, L.P.

Billing and Delivery Agent:	Scotia Capital (USA) Inc.

US$300,000,000 SENIOR FLOATING RATE NOTES DUE 2026 (Bail-inable notes)

Issuer:	The Bank of Nova Scotia (the “Bank”)

Title of Securities:	Senior Floating Rate Notes due 2026 (Bail-inable notes) (the “2026 Floating Rate Notes”)

Issuer Ratings:*	A2 / A+ / AA- (Moody’s / S&P / Fitch)

Expected Security Ratings:*	A2 / A- / AA- (Moody’s / S&P / Fitch)

Principal Amount:	US$300,000,000

Trade Date:	September 13, 2021

Settlement Date:	September 15, 2021 (T+2)

Maturity Date:	September 15, 2026

Price to Public:	100.000%, plus accrued interest, if any, from the start of the initial Interest Period to the date of delivery.

Net Proceeds to the Bank After Commissions and Before Expenses:	US$298,950,000

Interest Rate:	The interest rate on the Floating Rate Notes for each Interest Period will be equal to Compounded SOFR plus the Margin (the “Interest Rate”).

Compounded SOFR:	A compounded average of daily Secured Overnight Financing Rate (“SOFR”) determined by reference to the SOFR Index (as defined in the preliminary prospectus supplement to which this offering of Floating Rate Notes relates (the “Preliminary Prospectus Supplement”)) for each quarterly Interest Period in accordance with the specific formula described under “Details of the Offering—Interest—Floating Rate Notes—Compounded SOFR” in the Preliminary Prospectus Supplement.

Margin:	+61 basis points (the “Margin”)

Interest Payment Dates:	March 15, June 15, September 15, and December 15 of each year, commencing on December 15, 2021 (each, an “Interest Payment Date”).

Interest Period:	The period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing September 15, 2021) to, but excluding, the next succeeding Interest Payment Date, and in the case of the last such period, from and including the Interest Payment Date immediately preceding the Maturity Date or the Redemption Date to but excluding such Maturity Date or Redemption Date (the “Interest Period”).

Interest Payment Determination Dates:	The date two U.S. Government Securities Business Days before each Interest Payment Date.

Observation Period:	In respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date or Redemption Date).

Interest Calculation:	The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be calculated by the Calculation Agent and will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. See “Details of the Offering—Interest—Floating Rate Notes—Compounded SOFR” in the Preliminary Prospectus Supplement. In no event will the interest on the Floating Rate Notes be less than zero.

U.S. Government Securities Business Day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities (each, a “U.S. Government Securities Business Day”).

Day Count:	Actual/360

Business Day Convention:	Modified Following, Adjusted

Calculation Agent:	Computershare Trust Company, N.A.

Canadian Bail-in Powers Acknowledgement:	Yes. The Floating Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP / ISIN:	0641598M1 / US0641598M19

Joint Book-Running Managers:	Scotia Capital (USA) Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Loop Capital Markets LLC CastleOak Securities, L.P.

Billing and Delivery Agent:	Scotia Capital (USA) Inc.

US$1,100,000,000 0.400% SENIOR NOTES DUE 2023 (Bail-inable notes)

Issuer:	The Bank of Nova Scotia

Title of Securities:	0.400% Senior Notes due 2023 (Bail-inable notes) (the “2023 Fixed Rate Notes,” and together with the 2026 Fixed Rate Notes (as defined herein), the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Notes”)

Issuer Ratings:*	A2 / A+ / AA- (Moody’s / S&P / Fitch)

Expected Security Ratings:*	A2 / A- / AA- (Moody’s / S&P / Fitch)

Principal Amount:	US$1,100,000,000

Trade Date:	September 13, 2021

Settlement Date:	September 15, 2021 (T+2)

Maturity Date:	September 15, 2023

Price to Public:	99.914%, plus accrued interest, if any, from September 15, 2021 to the date of delivery

Net Proceeds to the Bank After Commissions and Before Expenses:	US$1,097,404,000

Coupon (Interest Rate):	0.400%

Benchmark Treasury:	UST 0.125% due August 31, 2023

Benchmark Treasury Yield:	0.213%

Re-offer Yield:	0.443%

Spread to Benchmark Treasury:	T+23 basis points

Interest Payment Dates:	March 15 and September 15 of each year, commencing March 15, 2022

Day Count / Business Day Convention:	30/360; Following Unadjusted

Optional Redemption:	The Bank (or its successor) may redeem the 2023 Fixed Rate Notes at any time prior to maturity, in whole or in part, at its option, on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of The Depository Trust Company) to each holder of such 2023 Fixed Rate Notes to be redeemed. The redemption price will be calculated by the Bank and will be equal to the greater of (1) 100% of the principal amount of such 2023 Fixed Rate Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Prospectus) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the Prospectus) plus 5 basis points. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to, but excluding, the redemption date.

Canadian Bail-in Powers Acknowledgement:	Yes. The 2023 Fixed Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP / ISIN:	0641598J8 / US0641598J89

Joint Book-Running Managers:	Scotia Capital (USA) Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Loop Capital Markets LLC CastleOak Securities, L.P.

Billing and Delivery Agent:	Scotia Capital (USA) Inc.

US$900,000,000 1.300% SENIOR NOTES DUE 2026 (Bail-inable notes)

Issuer:	The Bank of Nova Scotia

Title of Securities:	1.300% Senior Notes due 2026 (Bail-inable notes) (the “2026 Fixed Rate Notes”)

Issuer Ratings:*	A2 / A+ / AA- (Moody’s / S&P / Fitch)

Expected Security Ratings:*	A2 / A- / AA- (Moody’s / S&P / Fitch)

Principal Amount:	US$900,000,000

Trade Date:	September 13, 2021

Settlement Date:	September 15, 2021 (T+2)

Maturity Date:	September 15, 2026

Price to Public:	99.995%, plus accrued interest, if any, from September 15, 2021 to the date of delivery

Net Proceeds to the Bank After Commissions and Before Expenses:	US$896,805,000

Coupon (Interest Rate):	1.300%

Benchmark Treasury:	UST 0.750% due August 31, 2026

Benchmark Treasury Yield:	0.801%

Re-offer Yield:	1.301%

Spread to Benchmark Treasury:	T+50 basis points

Interest Payment Dates:	March 15 and September 15 of each year, commencing March 15, 2022

Day Count / Business Day Convention:	30/360; Following Unadjusted

Optional Redemption:	The Bank (or its successor) may redeem the 2026 Fixed Rate Notes at any time prior to maturity, in whole or in part, at its option, on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of The Depository Trust Company) to each holder of such 2026 Fixed Rate Notes to be redeemed. The redemption price will be calculated by the Bank and will be equal to the greater of (1) 100% of the principal amount of such 2026 Fixed Rate Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Prospectus) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the Prospectus) plus 10 basis points. In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to, but excluding, the redemption date.

Canadian Bail-in Powers Acknowledgement:	Yes. The 2026 Fixed Rate Notes are subject to bail-in conversion under the Canadian bail-in regime.

CUSIP / ISIN:	0641598K5 / US0641598K52

Joint Book-Running Managers:	Scotia Capital (USA) Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Loop Capital Markets LLC CastleOak Securities, L.P.

Billing and Delivery Agent:	Scotia Capital (USA) Inc.

*

Note: A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of the ratings above should be evaluated independently of any other rating.

The Notes are bail-inable debt securities (as defined in the Prospectus) and subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”) and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the Notes.

The Bank has filed a registration statement (File No. 333-228614) (including a base shelf prospectus dated December 26, 2018) and a preliminary prospectus supplement dated September 13, 2021 (including the base shelf prospectus, the “Prospectus”) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Bank or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling Scotia Capital (USA) Inc. at 1-800-372-3930, BofA Securities, Inc. at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, Goldman Sachs & Co. LLC at 1-866-471-2526 and Wells Fargo Securities, LLC at 1-800-645-3751.

No EU or UK Prospectus. No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

This Term Sheet is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This Term Sheet is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.